Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Prism Financial Corporation 1999 Employee Stock Purchase Plan, Prism Financial Corporation 1999 Omnibus Stock Incentive Plan, Pacific Guarantee Mortgage Equity Value Plan, and Mortgage Market Equity Value Plan, of our report dated March 27,1998, relating to the consolidated balance sheet of Prism Financial Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period then ended, included in Prism Financial Corporation's Registration Statement on Form S-1 (No. 333-74883) filed with the Commission on March 23, 1999, as amended from time to time, and to all references to us included in this Registration Statement.


 /s/ McGladrey & Pullen, LLP
 ------------------------------------
 Schaumburg, Illinois
 June 24, 1999